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                                                         Draft of May __, 1998








                                  2,700,000 Shares


                              DUPONT PHOTOMASKS, INC.

                            Common Stock, $.01 par value







                                UNDERWRITING AGREEMENT














          May __, 1998


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                                                                 May __, 1998




     Morgan Stanley & Co. Incorporated
     Deutsche Morgan Grenfell Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     NationsBanc Montgomery Securities LLC
     Needham & Company, Inc.
     c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036

     Morgan Stanley & Co. International Limited
     Deutsche Bank AG London
     Donaldson, Lufkin & Jenrette International
     NationsBanc Montgomery Securities LLC
     Needham & Company, Inc.
     c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA England

     Dear Sirs and Mesdames:

          DuPont Photomasks, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below), and DuPont Chemical and Energy Operations, Inc. ("DCEO"), a Delaware Corporation and wholly owned subsidiary of E. I. du Pont de Nemours and Company, a Delaware Corporation ("DUPONT"), proposes to sell to the several Underwriters, an aggregate of 2,700,000 shares of the Common Stock, $.01 par value per share of the Company (the "FIRM SHARES"), of which 700,000 shares are to be issued and sold by the Company and 2,000,000 shares are to be sold by DCEO.

          It is understood that, subject to the conditions hereinafter stated, 2,160,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in

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     connection with the offering and sale of such U.S. Firm Shares in the
     United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 540,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Deutsche Morgan Grenfell Inc., Donaldson, Lufkin & Jenrette Securities Corporation, NationsBanc Montgomery Securities LLC and Needham & Company, Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Deutsche Bank AG London, Donaldson, Lufkin & Jenrette International, NationsBanc Montgomery Securities LLC and Needham & Company, Inc. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS."

          The Company also proposes to issue and sell to the several U.S. Underwriters, and DCEO proposes to sell to the several U.S. Underwriters, not more than an aggregate of an additional 405,000 shares of the Common Stock, $.01 par value per share, of the Company (the "ADDITIONAL SHARES"), of which up to 105,000 shares are to be issued and sold by the Company and up to 300,000 shares are to be sold by DCEO, if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such Additional Shares granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, $.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and DCEO are hereinafter sometimes collectively referred to as the "SELLERS."

          The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective,

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     including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement (including, in the case of all references to the Registration and the Prospectus, documents incorporated therein by reference). The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT") that are deemed to be incorporated by reference in the Prospectus.

          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DUPONT. The Company and DuPont, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the

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            circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries (as defined below), taken as a whole.

               (d) Each Subsidiary has been duly incorporated or organized, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. As used herein, "SUBSIDIARY" shall mean DuPont Photomasks Delaware, Inc., DuPont Photomasks(France)S.A., DuPont Photomasks, Korea Ltd., DuPont Photomasks GmbH & Co. KG (Germany), DuPont Photomasks Company, Ltd., Shanghai, DuPont Photomasks, U.K. Ltd., DuPont Photomasks Foreign Sales Corporation, DuPont Dai Nippon Engineering and DPI Reticle Technology Center, L.L.C. The
            Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity, and does not participate in any joint venture, other than the Subsidiaries.

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

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               (f)  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

               (g) The shares of Common Stock (including the Shares to be sold by DCEO) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

               (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

               (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares.

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (k) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, foreign and other governmental

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            authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain, declare or file would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

               (l) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

               (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will not be an "INVESTMENT COMPANY" as such term is defined in the Investment Company Act of 1940, as amended.

               (o) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or

                                       6

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            approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

               (p) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of the last such review so completed, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement or Prospectus.

               (q) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent rights, inventions, trade secrets, technology, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus, and the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.
            The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to, any patents, patent rights, inventions, trade secrets, technology, know-how, trademarks, service marks, trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

               (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement

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            other than the rights of DCEO and its assignees as described in the
            Prospectus.

          2. REPRESENTATIONS AND WARRANTIES OF DCEO AND DUPONT. DCEO and DuPont, jointly and severally represent and warrant to and agree with each of the Underwriters that:

               (a) This Agreement has been duly authorized, executed and delivered by or on behalf of each of DCEO and DuPont.

               (b) The execution and delivery by each of DCEO and DuPont of, and the performance by DCEO and DuPont of their respective obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of DCEO or DuPont (if such entity is a corporation), or any agreement or other instrument binding upon DCEO or DuPont or any judgment, order or decree of any governmental body, agency or court having jurisdiction over DCEO or DuPont, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by DCEO or DuPont of their respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

               (c) DCEO has, and on the Closing Date will have, valid title to the Shares to be sold by it and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by it.

               (d) The Shares to be sold by DCEO pursuant to this Agreement have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

               (e) Assuming the Underwriters have no notice of any adverse claim, delivery of the Shares to be sold by DCEO pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "PURCHASE PRICE") the respective

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     number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedules I and II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the U.S. Underwriters up to 105,000 Additional Shares, DCEO agrees to sell to the U.S. Underwriters up to 300,000 Additional Shares and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to an aggregate of 405,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Sellers in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased.
     Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in
     Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, (i) each Seller agrees, severally and not jointly, to sell to the U.S. Underwriters the Additional Shares pro rata in proportion to the maximum number of Additional Shares such Seller has agreed to sell (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine), and (ii) each U.S. Underwriter agrees, severally and not jointly, to purchase from each Seller the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be sold by such Seller as the number of U.S. Firm Shares set forth in
     Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          Each of the Company, DCEO and DuPont hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in

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     clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares or (D) the grant by the Company of options to purchase shares of Common Stock or the issuance by the Company of shares of Common Stock under the Company's
     1997 Stock Option and Restricted Stock Plan or Amended Bonus Plan. In addition, each of DCEO and DuPont agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common
     Stock.

          4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

          5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 A.M., local time, on June __, 1998, or at such other time on the same or such other date, not later than June __, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

          Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Company in Federal or other funds immediately available in New York City at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 A.M., local time, on the date specified in the notice described in Section 3 or on such other

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     date, in any event not later than July __, 1998, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

             (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) if applicable, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
              development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in

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              your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

             (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

             The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

             (c) The Underwriters shall have received on the Closing Date an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the states of Texas and California;

                  (ii) each Subsidiary of the Company that is a "significant subsidiary" for purposes of Rule 1-02 of Regulation S-X of the Securities Act (collectively, the "SIGNIFICANT SUBSIDIARIES") is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in such jurisdiction;

                  (iii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                  (iv) the shares of Common Stock (including the Shares to be sold by DCEO) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                  (v) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive or similar rights;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                  (vii) the statements (A) in the Prospectus under the captions "Risk Factors--Potential Effect of Shares Eligible for Future Sale; Registration Rights", "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources," (but only with respect to the second, third, fourth and sixth sentences of the fourth paragraph thereof), "Patents, Copyrights, Trademarks and Licenses -- Corporate Trade Name and Trademark Agreement," "Transactions and Relationships Between the Company and DuPont," "Certain U.
               S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock", "Description of Capital Stock," and
               "Underwriters" and (B) in the Registration Statement in Item
               15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

                  (viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the

               Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                  (ix) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will not be an "INVESTMENT COMPANY" as such term is defined in the Investment Company Act of 1940, as amended;

                  (x) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                   (xi) the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene any provision of the laws of the States of Texas or California or the General Corporation Law of the State of Delaware, or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement filed as an exhibit to the Registration Statement.

          With respect to the opinions set forth in subsection (ii) above, to the extent such opinions address questions of law other than those of the State of Texas, the State of California, or the General Corporation Law of the State of Delaware, such counsel may deliver opinions of local counsel as to such matters.

            (d) The Underwriters shall have received on the Closing Date an opinion of John M. Lynn, Esq., Executive Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

                   (i) the Company has been duly incorporated and is duly
               qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

                   (ii) each Significant Subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity, and is not a participant in any joint venture, other than the Subsidiaries;

                   (iii) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or, any judgment, order or decree of any governmental body, agency or court known to such counsel having jurisdiction over the Company or any Subsidiary, and to such counsel's knowledge no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares;

                   (v) each of the Company and the Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

                   (vi) the Company and the Significant Subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Significant Subsidiaries, taken as a whole; and

                  (vii) each of the Company and the Significant Subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent rights, inventions, trade secrets, technology, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus; after due inquiry, such counsel does not know of any notice received by the Company of any infringement of or conflict with asserted rights of others with respect to, any patents, patent rights, inventions, trade secrets, technology, know-how, trademarks, service marks, trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

          With respect to the opinions set forth in subsection (ii) above, to the extent such opinions address questions of law other than those of the State of Texas, the State of California, or the General Corporation Law of the State of Delaware, such counsel may deliver opinions of local counsel as to such matters.

             (e) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of DuPont, to the effect that the representations and warranties of DuPont and DCEO contained in this Agreement are true and correct as of the Closing Date and that the each of DuPont and DCEO has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

             (f) The Underwriters shall have received on the Closing Date an opinion of Donald P. McAviney, Senior Counsel for DuPont on behalf of DCEO and DuPont, dated the Closing Date, to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of DCEO and DuPont;

                  (ii) the execution and delivery by each of DCEO and DuPont of, and the performance by DCEO and DuPont of their respective obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of DCEO or DuPont, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon DCEO or DuPont or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over DCEO or DuPont, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by DCEO or DuPont of their respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                  (iii) DCEO has valid title to the Shares to be sold by it and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by it; and

                  (iv) delivery of the Shares to be sold by DCEO pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances, assuming that the Underwriters do not have notice of any adverse claim.

              (g) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v), 6(c)(vi), 6(c)(vii) (but only as to the statements in the Prospectus under "UNDERWRITERS") and 6(c)(x) above.

          With respect to Section 6(c)(x) above, Brobeck, Phleger & Harrison LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and

     Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to clauses (B), (C) and (D) of Section 6(c)(x) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

          The opinion of Brobeck, Phleger & Harrison LLP, John M. Lynn, Esq. and Donald P. McAviney described in Sections 6(c), 6(d) and 6(f) above shall be rendered to the Underwriters at the request of the Company or DuPont, as the case may be and shall so state therein.

             (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Price Waterhouse LLP, independent accountants, containing statements and information of the type ordinarily included in accountants' "COMFORT LETTERS" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "CUT-OFF DATE" not earlier than the date hereof.

             (i) The "LOCK-UP" agreements, each substantially in the form of Exhibit A hereto, between you and executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          7. COVENANTS OF THE COMPANY AND DUPONT. In further consideration of the agreements of the Underwriters herein contained, the Company and, with respect to Section 7(f) below, DuPont, covenants with each Underwriter as follows:

                (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto and including documents incorporated therein by reference) and to furnish to you in New York City, without charge, prior to 5:00 P.M. local time on the business day following the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing, subject however, to compliance with the Securities Act, the Exchange Act, and the rules and regulations thereunder, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for DCEO and DuPont in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified,
            (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all expenses in connection with the offer and sale of the Shares outside the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside the United States, (vi) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "INDEMNITY AND CONTRIBUTION", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          The provisions of this Section shall not supercede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         8. INDEMNITY AND CONTRIBUTION. (a) The Company and DuPont, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
     Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, and DuPont, and each person, if any, who controls the Company or DuPont within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and DuPont to such Underwriter but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the Company, its directors, its officers who sign the Registration Statement, DuPont and each person, if any, who controls the Company or DuPont within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company such firm shall be designated in writing by the Company. In the case of any such separate firm for DuPont, and such directors, officers and control persons of DuPont, such firm shall be designated in writing by DuPont. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
     (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and DuPont on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and DCEO and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and DuPont on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or DuPont or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
     Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (e) The Company, DuPont and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this

     Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution provisions contained in this
     Section 8 and the representations, warranties and other statements of the Company, DCEO and DuPont contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company or DuPont, its officers or directors or any person controlling DuPont and
     (iii) acceptance of and payment for any of the Shares.

          9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either
     Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and DCEO for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or DCEO. In any such case either you, the Company or DCEO shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any U.S. Underwriter or U.S. Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting U.S. Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting U.S. Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, DCEO or DuPont to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, DCEO or DuPont shall be unable to perform its obligations under this Agreement, the Company, DCEO or DuPont will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                           Very truly yours,

                           DUPONT PHOTOMASKS, INC.


                           By: ________________________________
                                David S. Gino
                                Executive Vice President - Finance and
                                Chief Financial Officer

                           E.I. DU PONT DE NEMOURS AND COMPANY


                           By: ________________________________
                                Name:
                                Title:

                           DU PONT CHEMICAL AND ENERGY
                             OPERATIONS, INC.


                           By: ________________________________
                                Name:
                                Title:

     Accepted as of the date hereof.

     MORGAN STANLEY & CO. INCORPORATED
     DEUTSCHE MORGAN GRENFELL INC.
     DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
     NATIONSBANC MONTGOMERY SECURITIES LLC
     NEEDHAM & COMPANY, INC.

     Acting severally on behalf of themselves and several U.S. Underwriters named in
     Schedule I hereto.

     By: Morgan Stanley & Co. Incorporated



     By: ______________________________
         Name:
         Title:

     MORGAN STANLEY & CO. INTERNATIONAL LIMITED
     DEUTSCHE BANK AG LONDON
     DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
     NATIONSBANC MONTGOMERY SECURITIES LLC
     NEEDHAM & COMPANY, INC.

     Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

     By: Morgan Stanley & Co. International Limited



     By: ____________________________
         Name:
         Title:

                                                                    SCHEDULE I


                                       U.S. UNDERWRITERS

                                                          NUMBER OF FIRM SHARES
                      UNDERWRITERS                          TO BE PURCHASED
   ------------------------------------------------   -------------------------
    Morgan Stanley & Co. Incorporated . . . . . .
    Deutsche Morgan Grenfell Inc. . . . . . . . .
    Donaldson, Lufkin & Jenrette
     Securities Corporation . . . . . . . . . . .
    NationsBanc Montgomery  Securities LLC  . . .
    Needham & Company, Inc. . . . . . . . . . . .

                                                       -----------------------
           Total U.S. Firm Shares   . . . . . . . .           2,160,000
                                                           ------------
                                                           ------------

                                                                    SCHEDULE II


                                   INTERNATIONAL UNDERWRITERS

                                                       NUMBER OF FIRM SHARES
                      UNDERWRITERS                         TO BE PURCHASED
     ----------------------------------------------   ------------------------

    Morgan Stanley & Co. International Limited  .
    Deutsche Bank AG London.  . . . . . . . . . .
    Donaldson, Lufkin & Jenrette International  .
    NationsBanc Montgomery Securities LLC . . . .
    Needham & Company, Inc. . . . . . . . . . . .

                                                       ----------------------
          Total International Firm Shares  . . . .             540,000
                                                            ----------
                                                            ----------

                                                                     EXHIBIT A


                          [FORM OF LOCK-UP LETTER]


                                                             ____________, 1998


Morgan Stanley & Co. Incorporated
Deutsche Morgan Grenfell Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
NationsBanc Montgomery Securities LLC
Needham & Company, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Morgan Stanley & Co. International Limited
Deutsche Bank AG London
Donaldson, Lufkin & Jenrette International
NationsBanc Montgomery Securities LLC
Needham & Company, Inc.
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England

Dear Sirs and Mesdames:

  The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with DuPont Photomasks, Inc., a Delaware corporation (the "COMPANY"), DuPont Chemical and Energy Operations, Inc., a Delaware corporation, and E.I. du Pont de Nemours and Company, a Delaware corporation, providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of 2,700,000 shares (the "SHARES") of the Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK").

  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering of the Shares (the "PROSPECTUS"),
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.



                           Very truly yours,

                           _____________________________
                           Name



                           _____________________________
                           Address